EXHIBIT 99.1

GT Advanced Technologies Inc. Announces Results for First Quarter Fiscal Year 2014

Reiterates FY2014 Revenue, Gross Margin and Non-GAAP EPS Guidance

MERRIMACK, N.H., May 7, 2014 (GLOBE NEWSWIRE) -- GT Advanced Technologies Inc. (Nasdaq:GTAT) today reported results for the first quarter of fiscal year 2014, which ended March 29, 2014.

	Three-Months Ended
	Mar 29th, 2014	Dec 31st, 2013	Mar 30th, 2013
Revenue (Millions)	$22.5	$32.6	$57.8
GAAP GM %	6.0%	9.3%	23.6%
Non-GAAP GM%	8.5%	21.0%	24.7%
Loss per share	($0.31)	($0.30)	($0.16)
Non-GAAP Loss per share	($0.22)	($0.22)	($0.07)

Revenue for the first quarter was $22.5 million including $13.2 million in photovoltaic (PV), $5.6 million for the sapphire segment and $3.7 million for the polysilicon segment. This compares to $32.6 million of revenue in the fourth quarter of calendar 2013 and $57.8 million of revenue in the first quarter of fiscal year 2013.

Non-GAAP gross profit for the first quarter was $1.9 million, or 8.5 percent of revenue, compared to $6.8 million, or 21.0 percent of revenue in the fourth quarter of calendar 2013 and $14.3 million, or 24.7 percent of revenue for the first quarter of calendar 2013.

During the first quarter, PV and polysilicon non-GAAP gross margins were 37% and 57%, respectively, largely in line with historical ranges. The sapphire segment had a negative gross margin during the first quarter, which reflected the impact of minimal ASF® revenues and the ongoing build-out of the company's sapphire materials operation in Arizona.

During the quarter, the company incurred non-GAAP operating expenses of $43.4 million, consisting of $23.5 million in R&D and $19.9 million in SG&A.

Non-GAAP loss per share was $0.22 in the first quarter, which was in line with guidance. This compares to a non-GAAP loss per share of $0.22 in the fourth quarter of 2013 and non-GAAP loss per share of $0.07 in the first quarter of calendar 2013.

Management Commentary

"Our results for the March quarter were in line with our expectations," said Tom Gutierrez, president and chief executive officer. "We continue to expect that 2014 will be a transformational and significant year for GT as our sapphire materials business ramps up and we continue to execute on our strategy of investing in new technologies that will help drive growth in 2015 and beyond.

"With respect to our Arizona project, we have now received three of the four prepayments from Apple," Gutierrez continued. "We continue to expect our sapphire segment to contribute meaningfully to revenue this year.

"In addition, the favorable dynamics in our served markets continue to drive renewed customer interest in our ASF™, Polysilicon, HiCz™, and DSS™ solutions. Beyond these product lines, we continue to make significant progress with new game-changing technologies such as our Merlin™ solar module metallization and interconnect solution, our Hyperion™ ion implanter and the recently announced initiatives to develop coating and bonding solutions."

Cash, Backlog and Orders

The company ended the quarter with $509 million of cash, cash equivalents and restricted cash, compared to $593 million in December.

During the first quarter the company received its second prepayment from Apple in the amount of $111 million. Shortly after the end of the first quarter, the company received its third prepayment from Apple in the amount of $103 million, which is not reflected in the first quarter's ending balance sheet. Inclusive of the third prepayment, the company has received approximately $440 million out of the $578 million total prepayments that it is eligible to receive under the agreement with Apple. The company expects that the total prepayments it receives from Apple will fully fund its capital outlays related to the project in Arizona.

Equipment orders booked during the quarter were $29 million, including $15 million in PV and $14 million in Sapphire. The company ended the quarter with $609 million of equipment backlog, consisting of $300 million of ASF™ orders, $296 million of polysilicon orders and $13 million related to PV equipment. Subsequent to the close of the quarter, the company booked a $58 million order for high temperature specialty furnaces, which will be reflected in the Q2 reported backlog.

Business Outlook

GT reiterates the following guidance for fiscal year 2014, which ends December 31, 2014:

  Revenue in the range of $600 to $800 million,
  Non-GAAP gross margin in the range of 25% to 27%, and
  Fully diluted Non-GAAP earnings per share in the range of $.02 to $.18

Conference Call, Webcast

On Thursday, May 8, 2014, at 8:00am ET, the company will host a live conference call with Tom Gutierrez, president and chief executive officer, and Raja Bal, chief financial officer, to discuss its first quarter fiscal year 2014 results, general business update and outlook.

The call will be webcast live and can be accessed by logging on to the "Investors" section of GT Advanced Technologies' website, http://investor.gtat.com/. A slide presentation will accompany the call. The live call can also be accessed by dialing (631) 291-4543. No password is required to access the webcast or call.

A replay of the call will be available for 90-days.  To access the webcast replay please go to http://investor.gtat.com/ and select the webcast replay link on the 'Events and Presentations' page. Or, please dial (404) 537-3406. The telephone replay will be available through May 17, 2014 and requires the passcode 29038453.

Investor Financial Summary Document

A comprehensive summary of the company's financial performance can be found on the Investor Relations section of its website on the "Q1 FY14 Earnings Call" webcast page. To access: http://investor.gtat.com.

About GT Advanced Technologies Inc.

GT Advanced Technologies Inc. is a leading diversified technology company producing advanced materials and innovative crystal growth equipment for the global consumer electronics, power electronics, solar and LED industries. Its technical innovations accelerate the use of advanced materials, enabling a new generation of products across this diversified set of global markets. For additional information about GT Advanced Technologies, please visit www.gtat.com.

GT Advanced Technologies Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(Unaudited)

	March 29, 2014	December 31, 2013

Assets
Current assets:
Cash and cash equivalents	$ 406,599	$ 498,213
Restricted cash	6,690	1,330
Accounts receivable, net	12,971	12,377
Inventories	61,909	39,087
Deferred costs	6,333	2,977
Vendor advances	8,046	1,341
Deferred income taxes	10,314	17,881
Refundable income taxes	2,758	2,759
Prepaid expenses and other current assets	11,699	7,003
Total current assets	527,319	582,968

Restricted cash	95,813	93,419
Property, plant and equipment, net	425,757	209,760
Intangible assets, net	92,967	95,943
Goodwill	54,279	54,279
Other assets	210,971	150,912
Total assets	$ 1,407,106	$ 1,187,281

Liabilities and stockholders' equity
Current liabilities:
Current portion of prepayment obligation	$ 16,800	$ --
Accounts payable	153,888	77,303
Accrued expenses	64,608	39,115
Contingent consideration	3,164	234
Customer deposits	37,163	38,995
Deferred revenue	25,560	19,724
Accrued income taxes	1,625	301
Total current liabilities	302,808	175,672

Prepayment obligation	246,174	172,475
Convertible notes	289,000	283,914
Deferred income taxes	16,494	23,448
Customer deposits	55,598	55,598
Deferred revenue	150,077	99,672
Contingent consideration	14,618	15,173
Other non-current liabilities	2,088	808
Accrued income taxes	28,425	28,116
Total liabilities	1,105,282	854,876

Commitments and contingencies
Stockholders' equity:
Preferred stock, 10,000 shares authorized, none issued and outstanding	--	--
Common stock, $0.01 par value; 500,000 shares authorized, 136,231 and 134,463 shares issued and outstanding as of March 29, 2014 and December 31, 2013, respectively	1,362	1,345
Additional paid-in capital	367,181	355,916
Accumulated other comprehensive income (loss)	793	1,259
Retained earnings	(67,512)	(26,115)
Total stockholders' equity	301,824	332,405
Total liabilities and stockholders' equity	$ 1,407,106	$ 1,187,281

GT Advanced Technologies Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 29, 2014	December 31, 2013	March 30, 2013

Revenue	$22,510	$32,570	$57,776
Cost of revenue	21,152	29,531	44,161
Gross profit	1,358	3,039	13,615
Operating expenses:
Research and development	24,572	26,967	16,441
Selling and marketing	4,684	4,509	3,286
General and administrative	19,490	20,460	14,563
Contingent consideration expense (income)	2,375	(2,116)	336
Production start up costs	1,899	--	--
Restructuring charges	--	--	2,858
Amortization of intangible assets	2,976	2,975	2,455
Total operating expenses	55,996	52,795	39,939
(Loss) income from operations	(54,638)	(49,756)	(26,324)
Other income (expense):
Interest income	96	78	94
Interest expense	(12,549)	(11,370)	(7,480)
Other, net	508	44	190
(Loss) income before income taxes	(66,583)	(61,004)	(33,520)
(Benefit) provision for income taxes	(25,186)	(23,082)	(14,839)
Net (loss) income	($41,397)	($37,922)	($18,681)

Net (loss) income per share:
Basic	($0.31)	($0.30)	($0.16)
Diluted	($0.31)	($0.30)	($0.16)

Weighted-average number of shares used in per share calculations:
Basic	135,432	126,049	119,348
Diluted	135,432	126,049	119,348

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, for any non-GAAP financial metrics referenced in this press release, we are also presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to such comparable GAAP measures.

GT Advanced Technologies Inc.
Reconciliation of GAAP to non-GAAP results
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 29, 2014	December 31, 2013	March 30, 2013

Non-GAAP Gross Profit and Gross Margin

Revenue	$22,510	$32,570	$57,776
Cost of revenue	21,152	29,531	44,161
Gross profit	1,358	3,039	13,615

Non-GAAP adjustments:
Share-based compensation expense	545	364	160
Write-down of inventory, vendor advances and PO cancellation fees	--	943	492
Accelerated depreciation for early retirement of fixed assets	--	2,488	--

Non-GAAP gross profit	$1,903	$6,834	$14,267

Non-GAAP gross margin	8.5%	21.0%	24.7%

GT Advanced Technologies Inc.
Reconciliation of GAAP to non-GAAP results
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 29, 2014	December 31, 2013	March 30, 2013

Non-GAAP Operating Income (Loss)

Operating income (loss)	($54,638)	($49,756)	($26,324)

Non-GAAP adjustments:

Amortization of acquired intangible assets	2,976	2,975	2,455
Share-based compensation expense	5,711	4,797	4,423
Third party acquisition related expenses	795	434	164
Write-down of inventory, vendor advances and PO cancellation fees	--	943	492
Accelerated depreciation for early retirement of fixed assets	94	6,794	1,000
Restructuring charges	--	--	2,858
Contingent consideration expense (income)	2,375	(2,116)	336
Production startup costs	1,899	--	--

Non-GAAP operating income (loss)	($40,788)	($35,929)	($14,596)

GT Advanced Technologies Inc.
Reconciliation of GAAP to non-GAAP results
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 29, 2014	December 31, 2013	March 30, 2013

Non-GAAP Net Income & Earnings per Share

Net (loss) income	($41,397)	($37,922)	($18,681)

Non-GAAP adjustments:

Amortization of acquired intangible assets	2,976	2,975	2,455
Share-based compensation expense	5,711	4,797	4,423
Third party acquisition related expenses	795	434	164
Write-down of inventory, vendor advances and PO cancellation fees	--	943	492
Accelerated depreciation for early retirement of fixed assets	94	6,794	1,000
Impairment of goodwill	--	--	--
Restructuring charges	--	--	2,858
Contingent consideration expense (income)	2,375	(2,116)	336
Production startup costs	1,899	--	--
Non-cash portion of interest expense	9,850	8,812	4,212
Income tax effect of non-GAAP adjustments (1)	(12,435)	(13,014)	(6,188)

Non-GAAP net (loss) income	($30,132)	($28,297)	($8,929)

Non-GAAP earnings per diluted share ("Non-GAAP EPS")	($0.22)	($0.22)	($0.07)

Diluted weighted average shares outstanding	135,432	126,049	119,348

(1) The Company utilized the with and without method to determine the income tax effect on non-GAAP adjustments.

Use of Non-GAAP Financial Measures

GT Advanced Technologies Inc.

Discussion Regarding the use of Non-GAAP Financial Measures

Our earnings release contains the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles ("GAAP"): (i) non-GAAP gross profit and non-GAAP gross margin, (ii) non-GAAP operating income/loss, (iii) non-GAAP net income/loss, and (iv) non-GAAP diluted earnings/loss per share. As set forth in the "Reconciliation of Non-GAAP Financial Measures (unaudited)" tables found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and to compare such performance against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies and competitors and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring, infrequent or unusual expenses (which may not occur in each period presented) that are not reflective of our ongoing operating results, and non-cash and other items that management believes are also not reflective of our ongoing operating results, in each case that might otherwise make comparisons of our ongoing business performance with prior periods and competitors more difficult, obscure trends in ongoing business performance or reduce management's ability to make useful forecasts.

We provide investors with these non-GAAP financial metrics because it allows our investors to understand and evaluate GT Advanced Technologies' operating results and future prospects in the same manner as management and to compare financial results across accounting periods and to those of competitors and peer companies. In addition, we believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit/loss by excluding from GAAP gross profit, share-based compensation expense, acquisition-related and restructuring-related expenses. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, restructuring-related charges, production startup costs and impairment of goodwill. We calculate non-GAAP net (loss) income and diluted earnings per share by excluding from GAAP net (loss) income and diluted earnings per share, share-based compensation expense, acquisition-related expenses, restructuring-related charges, production startup costs, impairment of goodwill, non-cash interest expenses and certain tax items which may not occur in all periods for which financial information is presented. For purposes of calculating non-GAAP diluted earnings per share, we calculate weighted average fully diluted share outstanding by adding the diluted impact of stock compensation using the treasury share method and evaluate the dilutive impact of our 2017 convertible notes taking into consideration the bond hedge transactions that we entered into at the time such convertible notes were issued. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility, market conditions at the time of grant and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies and (4) allows investors to understand our operating performance.

Acquisition-Related Expenses – because items (such as, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related professional fees and deemed compensation expenses) (i) are not considered by management in making operating decisions, (ii) are impacted by the timing and size of acquisitions (which may vary significantly over time) and (iii) we believe that such expenses do not have a direct correlation to our future business operations, and therefore including such charges do not accurately reflect the performance of our ongoing operations for the period in which such charges are incurred and such exclusion allows for a more useful comparison of our operating results to prior periods and to our competitors.

Production startup -Related Expenses – because these expenses, which primarily relate to operating our sapphire production equipment before it is qualified for volume manufacturing and includes equipment operating costs incurred and raw materials consumed in pre-production during the qualification phase, to the extent these expenses cannot be capitalized under GAAP, have no direct correlation to our future business operations and including such charges does not reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring / Impairment-Related Charges/Write-downs - because, to the extent such charges impact a period presented, we believe that they are not consistently recurring and do not reflect expected future operating expense, nor provide meaningful insight into the fundamentals of current or past operations and have no direct correlation to our future business operations and including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges are incurred. Such charges include restructuring, impairment of goodwill and/or long-lived assets, accelerated depreciation for early retirement of fixed assets, write-down of inventory, vendor advances and PO cancellation fees.

Non-Cash Interest Expense – because this expense, comprised of the imputed interest recognized on interest-free customer prepayments and on amortization of the debt discount recorded at inception of the convertible debt borrowings as they relate to the adoption of ASC 470-20, is non-cash, dependent on fair value assessments and is not considered by management when making operating decisions and non-cash expense is not indicative of operating performance.

Certain Income Tax Items – because excluding these items, as they relate to the items discussed above as well as tax items related to reserves for uncertain tax positions, valuation allowances and possible settlements of tax assessments related to prior periods, more properly reflect the income attributable to our operations.

The non-GAAP financial measures do not replace the presentation of GT Advanced Technologies Inc.'s GAAP financial results and should only be used as a supplement to, not as a substitute for, GT Advanced Technologies Inc.'s financial results presented in accordance with GAAP. In addition, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Forward-Looking Statements

Some of the information in this press release relates to future expectations, plans and prospects for our business and industry that constitute "forward-looking statements" for the purposes of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to: the Company expects that 2014 will be a transformational and significant year as its sapphire materials business ramps up and the Company continues to execute on its strategy of investing in new technologies that will help drive growth in 2015 and beyond; the Company expects its sapphire business to contribute meaningfully to revenue in 2014; favorable dynamics continue to drive renewed customer interest in ASF™, Polysilicon, HiCz™, and DSS™ solutions; the Company continues to make significant progress with certain new technologies; the Company expects that the total prepayments it receives from Apple will fully fund its capital outlays related to its project in Arizona; all information under the heading "Business Outlook"; the Company's guidance for fiscal year 2014, including with respect to revenue, non-GAAP gross margin and fully diluted Non-GAAP earnings per share. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the company's control, which could cause actual events to differ materially from those expressed or implied by these statements. These factors may include the possibility that the company is unable to recognize revenue on contracts in its order backlog, the Company may not recognize any benefits from its arrangements with Apple and the Company may be unable to commercialize products and technology that are under development or that such products and technologies will not gain market acceptance. Although the Company's backlog is based on signed purchase orders or other written contractual commitments in effect as of March 29, 2014, we cannot guarantee that our bookings or order backlog or our arrangement with Apple will result in actual revenue in the originally anticipated period or at all, which could reduce our revenue, profitability and liquidity. Other factors that may cause actual events to differ materially from those expressed or implied by our forward-looking statements include: the Company's ability to transition its business to being a sapphire material and equipment provider; Apple purchasing sufficient quantities under its arrangements with the Company; the Company complying with the provisions of its arrangements with Apple; the impact of continued decreased demand and/or excess capacity in the markets for the output of our solar (polysilicon and photovoltaic) and sapphire equipment; general economic conditions and the tightening credit markets having an adverse impact on demand for our products; increasing trade tensions between the United States and China (and other jurisdictions); the possibility that changes in government incentives may reduce demand for solar products, which would, in turn, reduce demand for our polysilicon and photovoltaic equipment; technological changes could render existing products or technologies (or products or technologies under development by the Company) obsolete; the Company may be unable to protect its intellectual property rights or may be subject to liability for violating intellectual property rights of another party; competition from other manufacturers may increase; exchange rate fluctuations and conditions in the credit markets and economy may reduce demand for the company's products and various other risks as outlined in GT Advanced Technologies Inc.'s filings with the Securities and Exchange Commission, including the statements under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Statements in this press release should be evaluated in light of these important factors. The statements in this press release represent GT Advanced Technologies Inc.'s expectations and beliefs as of the date of this press release. GT Advanced Technologies Inc. anticipates that subsequent events and developments may cause these expectations and beliefs to change. GT Advanced Technologies Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT: Media
         Jeff Nestel-Patt
         jeff.nestelpatt@gtat.com
         603-204-2883

         Investor Relations/Analysts
         Ryan Flaim
         ryan.flaim@gtat.com
         603-681-3869